Exhibit 10.3

                    Capmark Mortgage Loan Purchase Agreement

                                  See attached

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of November 1, 2007, between Capmark Finance Inc., a California corporation ("Capmark"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Depositor"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").

                                    RECITALS

            Capmark desires to sell, assign, transfer, set over and otherwise convey to the Depositor, without recourse, and the Depositor desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (or, with respect to the Albers Mill Loan and the Hilton-Ontario Loan, the related Loan REMIC Regular Interests) (collectively, the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

            The Depositor intends to create a trust (the "Trust"), the primary assets of which will be a segregated pool of multifamily and commercial mortgage loans that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by the Certificates (as defined below). Certain classes of the Certificates will be rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings, Inc. (together, the "Rating Agencies"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among the Depositor, as depositor, Capmark Finance Inc. and KeyCorp Real Estate Capital Markets Inc., as master servicers (each a "Master Servicer" and collectively the "Master Servicers" ), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, together with any successor as trustee, the "Trustee"), relating to the issuance of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-C5 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that the Depositor will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

            The Depositor intends to sell certain classes of the Certificates (collectively, the "Publicly Offered Certificates") to Credit Suisse Securities
(USA) LLC ("Credit Suisse Securities") and the other underwriters that are parties to the Underwriting Agreement (as defined below) (collectively in such capacity, the "Underwriters"), pursuant to an underwriting agreement dated as of November 1, 2007 (the "Underwriting Agreement"), between the Depositor, Credit Suisse Securities (USA) LLC, KeyBanc Capital Markets Inc. (other than with respect to the Class A-4 Certificates), Capmark Securities Inc. and J.P. Morgan Securities Inc.. The Depositor intends to sell certain classes of the remaining Certificates (the "Privately Offered Certificates") to Credit Suisse Securities, pursuant to a certificate purchase agreement dated as of November 1, 2007 (the "Certificate Purchase Agreement"), between the Depositor and Credit Suisse Securities (in such capacity, the "Initial Purchaser"). The Publicly Offered Certificates are more fully described in a prospectus dated November 1, 2007 (the "Base Prospectus"), and the supplement to the Base Prospectus dated November 1, 2007 (the "Prospectus Supplement"; and, together with the Base Prospectus, the "Prospectus"), as each may be amended or supplemented at any time hereafter. The Privately Offered Certificates are more fully described in a confidential offering circular dated November 1, 2007 (the "Confidential Offering Circular"), as it may be amended or supplemented at any time hereafter.

            Capmark will indemnify the Depositor, Credit Suisse Securities (both in its capacity as an Underwriter and in its capacity as the Initial Purchaser), the other Underwriters and certain related parties with respect to the disclosure regarding the Mortgage Loans contained in the Prospectus, the Confidential Offering Circular and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated November 1, 2007 (the "Indemnification Agreement"), among Capmark, the Depositor, Credit Suisse Securities (both in its capacity as an Underwriter and in its capacity as the Initial Purchaser) and the other Underwriters.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

            SECTION 1 Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, and the Purchaser agrees to purchase from the Seller, subject to the Seller's transfer of the related servicing rights as provided in the Servicing Rights Purchase Agreement dated as of November 1, 2007 (the "Servicing Rights Purchase Agreement") between the Seller and Capmark Finance Inc. and subject to the terms and conditions set forth herein, the Mortgage Loans, other than any rights of the lender under the related Mortgage Loan Documents to establish and/or own a successor borrower in connection with a defeasance of a Mortgage Loan. The purchase and sale of the Mortgage Loans shall take place on November 14, 2007 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on the respective Due Dates for the Mortgage Loans in November 2007 (individually and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before the Cut-off Date, whether or not received, as set forth in the Mortgage Loan Schedule attached hereto as Exhibit A. Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price (as defined herein), which includes accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including the Cut-off Date to but not including the Closing Date, and the Purchaser shall pay such purchase price to the Seller on the Closing Date by wire transfer in immediately available funds to an account designated by the Seller or by such other method as shall be mutually acceptable to the parties hereto. The "Mortgage Loan Purchase Price" paid by Depositor shall be equal to the amount that the Depositor and the Seller have mutually agreed upon.

            SECTION 2 Conveyance of the Mortgage Loans.

            (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the other conditions to the Seller's obligations set forth herein, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, subject to the Seller's transfer of the related servicing rights as provided in the Servicing Rights Purchase Agreement, without recourse, all of the right, title and interest of the Seller in and to the Mortgage Loans other than any rights of the lender under the related Mortgage Loan Documents to establish and/or own a successor borrower in connection with a defeasance of a Mortgage Loan.

            (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

            (c) On or before the Closing Date, the Seller shall, at its expense, subject to Section 19, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan; provided, however, that in connection with the delivery of the Mortgage File, the original of each Letter of Credit (and any related amendment or assignment), if any, shall be delivered to the applicable Master Servicer and a copy thereof shall be delivered to the Trustee or its designated Custodian. In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee (whether by actual assignment or by amendment of the Letter of Credit) the Seller's rights as the beneficiary thereof and drawing party thereunder. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the second preceding sentence (subject to the proviso to that sentence), and the designated beneficiary under each Letter of Credit referred to in the preceding sentence, shall be the Trustee.

            If the Seller cannot deliver on the Closing Date any original or certified recorded or filed document or original policy of title insurance which is to be delivered as part of the related Mortgage File for any Mortgage Loan solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded or filed document has not been returned by the appropriate recording or filing office or such original policy of title insurance has not yet been issued, then the Seller shall deliver such documents to the Purchaser or its designee, promptly upon the Seller's receipt thereof.

            In addition, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, within three (3) Business Days after the Closing Date, the following items (except to the extent that any of the following items are to be retained by a subservicer that will continue to act on behalf of the Purchaser or its designee): (i) originals or copies of all financial statements, appraisals, environmental/ engineering reports, leases, rent rolls, third-party underwriting reports, insurance policies, legal opinions, tenant estoppels and any other documents that the Purchaser or its servicing agent reasonably deems necessary to service the subject Mortgage Loan in the possession or under the control of the Seller that relate to the Mortgage Loans, copies of all documents required to be delivered by the Seller to the Purchaser or its designee as a part of a Mortgage File and, to the extent they are not required to be a part of a Mortgage File for any Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans (provided that the Seller shall not be required to deliver any attorney-client privileged communication or any other documents or materials prepared by the Seller or its Affiliates solely for internal credit analysis and/or other internal uses); and (ii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) and (ii) of the preceding sentence shall be the applicable Master Servicer.

            Notwithstanding the foregoing, if the Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any Mortgage Loan, then the Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute letter of credit substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit; or
(ii) a cash reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2(c), any such substitute letter of credit shall be deemed to be Additional Collateral of the type covered by the first paragraph of this Section 2(c) and any such cash reserve shall be deemed to be reserve funds of the type covered by the third paragraph of this Section 2(c).

            In connection with the foregoing paragraphs of this Section 2(c), the Seller shall receive copies, or otherwise be the beneficiary, of all certifications relating to the Mortgage Loans made and/or delivered by the Trustee pursuant to Section 2.02(a) and Section 2.02(b) of the Pooling and Servicing Agreement.

            (d) The Seller shall be responsible for all reasonable fees and out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that subject to the next paragraph, the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer. If the Seller receives written notice that any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be; provided that the cost of such preparation shall be borne by the Purchaser if the loss or return is caused by the Purchaser's negligence. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipients of the power of attorney referred to in the preceding sentence shall be the Trustee.

            Notwithstanding the immediately preceding paragraph, the Seller may, at its sole cost and expense, engage a third-party contractor to prepare or complete in proper form for filing and recording any and all of the assignments and other instruments described in the immediately preceding paragraph, including assignments of UCC Financing Statements, with respect to the Mortgage Loans, to submit such assignments and instruments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments and instruments to the Trustee or its designee as such assignments and other instruments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing and recording indicated thereon. However, in the event the Seller engages a third-party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligation of the Seller pursuant to this Agreement remain binding on the Seller.

            (e) Upon the sale of Certificates representing at least 10% of the total principal balance of all the Certificates to unaffiliated third parties, the Seller shall, under GAAP, report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, upon sale of Certificates representing at least 10% of the total principal balance of all the Certificates to unaffiliated third parties, the Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan).

            (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

            SECTION 3 Examination of Mortgage Loan Files and Due Diligence Review. The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4 (subject, however, to Section 7).

            SECTION 4 Representations, Warranties and Covenants of the Seller and the Purchaser.

            (a) The Seller hereby makes, as of the date hereof, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the date hereof, to and for the benefit of the Seller, each of the representations and warranties set forth in Exhibit B-2.

            (b) The Seller hereby makes, as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, with respect to each Mortgage Loan, each of the representations and warranties set forth in Exhibit C, subject, however, to the exceptions set forth in Schedule C-1 hereto and Section 19.

            (c) The Seller hereby represents and warrants, as of the date hereof, to and for the benefit of the Depositor only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the Depositor, Credit Suisse Securities and the other Underwriters) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

            (d) The Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Purchaser, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a defective Mortgage Loan pursuant to Section 7 of this Agreement, each of the representations and warranties set forth in Exhibit C (subject to any exceptions disclosed at such time) (with references in such exhibits to "Closing Date" being deemed to be references to the "date of substitution," references in such exhibits to "Cut-off Date" being deemed to be references to the "most recent Due Date for the subject Replacement Mortgage Loan on or before the date of substitution" and references in such exhibits to "November 2007" and "April 2007" being deemed to be references to the "month of substitution" and the "month preceding the month of substitution," respectively). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

            (e) It is understood and agreed that the representations and warranties set forth in or made pursuant to this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remain outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

            (f) At the Time of Sale (as defined in the Indemnification Agreement), the information set forth in any Disclosure Information (as defined in the Indemnification Agreement), as last forwarded to each prospective investor at or prior to the date on which a contract for sale was entered into with such prospective investor, (i) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complies with the requirements of and contains all of the applicable information required by Regulation AB (as defined in the Indemnification Agreement); but only to the extent that (i) such information regards the Mortgage Loans and is contained in the Master Tape (as defined in the Indemnification Agreement) or, to the extent consistent therewith, the Diskette (as defined in the Indemnification Agreement) or (ii) such information regarding the Seller or the Mortgage Loans was contained in the Confidential Offering Circular or the Prospectus Supplement under the headings "Summary of Prospectus Supplement--Relevant Parties/Entities--Sponsors and Mortgage Loan Sellers," "--Relevant Parties/Entities--Originators," "--The Underlying Mortgage Loans" and "--Source of the Underlying Mortgage Loans," "Risk Factors," "Description of the Sponsors and Mortgage Loan Sellers" and "Description of the Underlying Mortgage Loans" and such information does not represent an incorrect restatement or an incorrect aggregation of correct information regarding the Mortgage Loans contained in the Master Tape (as defined in the Indemnification Agreement); provided that, the Seller makes no representation or warranty to the extent that any such untrue statement or omission or alleged untrue statement or omission was made as a result of an error in the manipulation of, or an error in any calculations based upon, or an error in any aggregation (other than an aggregation made in the Master Tape by the Seller) of, the numerical, financial and/or statistical information regarding the Mortgage Loan Seller Information (as defined in the Indemnification Agreement).

            SECTION 5 Closing Documents. The Closing Documents shall consist of the following:

            (i) this Agreement, duly executed by the Purchaser and the Seller;

            (ii) each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

            (iii) an Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an Assistant Secretary of the Seller, in his or her individual capacity on behalf of the Seller, and dated the Closing Date, and upon which the Depositor, Credit Suisse Securities, the other Underwriters and the Rating Agencies (collectively, for purposes of this Section 5, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement and (B) the organizational documents of the Seller;

            (iv) a certificate of good standing with respect to the Seller issued by the Secretary of State of the State of California not earlier than 30 days prior to the Closing Date, and upon which the Interested Parties may rely;

            (v) a Certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Seller on the Seller's behalf and dated the Closing Date, and upon which the Interested Parties may rely;

            (vi) a written opinion or opinions of counsel for the Seller (which may include an opinion of in-house counsel), dated the Closing Date and addressed to the Interested Parties and the respective parties to the Pooling and Servicing Agreement, which opinion shall be in form reasonably acceptable to the Purchaser and shall cover such corporate and other matters as shall be reasonably required by the Purchaser;

            (vii) one or more comfort letters from Ernst & Young LLP, certified public accountants, dated the date of any preliminary Prospectus Supplement and of the Prospectus Supplement, respectively, and addressed to, and in form and substance acceptable to, the Depositor, Credit Suisse Securities, the other Underwriters and their respective counsel, stating in effect that, using the assumptions and methodology used by the Depositor, all of which shall be described in such letters, they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, compared the results of their calculations to the corresponding items in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, and found each such number and percentage set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, to be in agreement with the results of such calculations;

            (viii) such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require;

            (ix) a written certificate or certificates of the Purchaser dated the Closing Date in form acceptable to the Seller confirming the Purchaser's representations and warranties in Section 4 of this Agreement as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions set forth herein, together with copies of the organizational documents and certificate of good standing dated not earlier than 30 days prior to the Closing Date of the Purchaser; and

            (x) such other certificates of the Purchaser's officers, such opinions of the Purchaser's counsel (which may include in-house counsel) and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            SECTION 6 Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, or at such other location as agreed upon between the parties hereto, at 10:00 a.m., New York City time, on the Closing Date.

            The Closing shall be subject to each of the following conditions:

            (i) all of the representations and warranties of each of the Seller and the Purchaser made pursuant to Section 4 of this Agreement (subject, in the case of the Seller, to the exceptions set forth in Schedule C-1 hereto) shall be true and correct in all material respects as of the Closing Date;

            (ii) all documents specified in Section 5 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects the obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

            (iii) the Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto on or before the Closing Date pursuant to Section 2 of this Agreement;

            (iv) the result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

            (v) all other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

            (vi) the Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

            (vii) the Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1; and

            (viii) neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

            Both parties agree to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            SECTION 7 Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 4 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 4 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of the initial transferee of the Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates, notwithstanding any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of Leases but shall not inure to the benefit of any subsequent transferee thereafter.

            If the Seller receives notice of a breach of any of the representations or warranties contained in Exhibit C hereto and made by the Seller with respect to any Mortgage Loan listed on Exhibit A hereto, as of the date hereof in Section 4(b) or as of the Closing Date, or with respect to any Replacement Mortgage Loan, as of the date of substitution pursuant to Section 4(d) (in any such case, a "Breach"), or receives notice that (A) any document required to be included in the Mortgage File related to any Mortgage Loan is not in the Trustee's possession within the time period required herein or (B) such document has not been properly executed or is otherwise defective on its face (the circumstances in the foregoing clauses (A) and (B), in each case, a "Defect" (including the "Defects" described below) in the related Mortgage
File), and if such Breach or Defect, as the case may be, materially and adversely affects the value of the related Mortgage Loan or any successor REO Loan or the interests of the Certificateholders therein (any Breach or Defect that materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, a "Material Breach" and a "Material Defect", respectively), then the Seller shall, upon request of the Depositor, the Trustee, the Master Servicer or the Special Servicer, not later than the earlier of 90 days from the receipt by the Seller of such request (subject to the second succeeding paragraph, the "Initial Resolution Period"):
(i) cure such Material Breach or Material Defect, as the case may be, in all material respects; (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement); or (iii) substitute, in accordance with the Pooling and Servicing Agreement, one or more Qualified Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement) for such affected Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement) in connection therewith; provided, however, that if (i) such Material Breach or Material Defect is capable of being cured but not within the Initial Resolution Period, (ii) such Material Breach or Material Defect does not cause the related Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a) 3) of the Code), (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Defect within the Initial Resolution Period and (iv) the Seller has delivered to the Rating Agencies, the Master Servicer, the Special Servicer and the Trustee an Officer's Certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period, then the Seller shall have an additional 90 days to cure such Material Defect or Material Breach. With respect to any substitution of one or more Qualified Substitute Mortgage Loans for a Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the Determination Date for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the related date of substitution shall be part of the Trust Fund; and (C) scheduled payments of principal and interest due with respect to such Qualified Substitute Mortgage Loan(s) on or prior to the related date of substitution shall not be part of the Trust Fund, and the Seller shall be entitled to receive such payments promptly following receipt by the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of Mortgage File in Section 1.01 of the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any intervening assignments required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; (e) the absence from the Mortgage File of any required original letter of credit, provided that such Defect may be cured by any substitute letter of credit or cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease. The absence of a document checklist from a Mortgage File shall in no event constitute a Material Defect.

            Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a) 3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of (a) notice to Seller of the discovery of such Defect or Breach by any party to the Pooling and Servicing Agreement or (b) Seller's discovery of such Defect or Breach (which period shall not be subject to extension).

            If the Seller does not, as required by this Section 7, correct or cure a Material Breach or a Material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Breach or Defect is not capable of being so corrected or cured within such period, then the Seller shall purchase or substitute for the affected Mortgage Loan as provided in this Section 7. If (i) any Mortgage Loan is required to be repurchased or substituted for as provided above, (ii) such Mortgage Loan is a Crossed Mortgage Loan that is a part of a Mortgage Group (as defined below) and (iii) the applicable Breach or Defect does not constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in such Mortgage Group (without regard to this paragraph), then the applicable Breach or Defect, as the case may be, will be deemed to constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in the Mortgage Group for purposes of the above provisions, and the Seller will be required to repurchase or substitute for such other Crossed Mortgage Loan(s) in the related Mortgage Group in accordance with the provisions of this Section 7 unless the Crossed Mortgage Loan Repurchase Criteria would be satisfied if Seller were to repurchase or substitute for only the affected Crossed Mortgage Loans as to which a Material Breach or Material Defect had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in the Pooling and Servicing Agreement applicable to a repurchase or substitution, as the case may be, would be so satisfied. In the event that the Crossed Mortgage Loan Repurchase Criteria would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the Material Defect or Material Breach exists or to repurchase or substitute for the aggregated Crossed Mortgage Loans. The determination of the Special Servicer as to whether the Crossed Mortgage Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. In the event that one or more of such other Crossed Mortgage Loans satisfy the Crossed Mortgage Loan Repurchase Criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Mortgage Loans in the related Mortgage Group. The Seller shall be responsible for the cost of (and, if so directed by the Special Servicer, obtaining) any Appraisal required for the Special Servicer to determine if the Crossed Mortgage Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld). For purposes of this paragraph, a "Mortgage Group" is any group of Mortgage Loans identified as a Mortgage Group on Schedule III to this Agreement.

            Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Mortgage Loan, the Seller will not be obligated to repurchase or substitute for the entire Mortgage Loan if the Mortgaged Loan may, pursuant to the terms of the related Mortgage Loan Documents, be severed to allow for the repurchase of a portion of the Mortgage Loan representing the affected Mortgaged Property and the Mortgage Loan remaining after such severance satisfies the requirements, if any, set forth in the Mortgage Loan Documents and (i) the Seller provides an opinion of counsel to the effect that such partial release would not cause an Adverse REMIC Event (as defined in the Pooling and Servicing Agreement) to occur, (ii) such Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not reimbursable out of the release price pursuant to the related Mortgage Loan Documents, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund in connection therewith, including any unreimbursed advances and interest thereon made with respect to the Mortgaged Property that is being released, and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cure of a Material Breach or Material Defect in this
Section 7.

            The Purchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to the Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by the Depositor or the Trustee, as the case may be, and the Depositor or the Trustee, as the case may be, upon receipt of such funds (and, in the case of a substitution, the Mortgage File(s) for the related Qualified Substitute Mortgage Loans), shall promptly release the related Mortgage File and Servicer File (and all other documents pertaining to such Mortgage Loan possessed by the Depositor or the Trustee, as applicable, or on its behalf, but excluding any draft documents, attorney/client privileged communications and documents prepared by the Depositor or the Trustee, as applicable, or any of its Affiliates solely for internal communication) or cause them to be released, to Seller and shall execute and deliver such instruments of transfer, endorsement or assignment as shall be necessary to vest in the Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents and shall deliver to Seller any escrow payments and reserve funds held by it, or on its behalf, with respect to such repurchased or replaced Mortgage Loan.

            It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, substitute for or repurchase a Mortgage Loan listed on Exhibit A hereto constitute the sole remedies available to the Depositor and its successors and assigns against Seller respecting any Breach or Defect affecting such Mortgage Loan.

            SECTION 8 Costs. Whether or not this Agreement is terminated, except to the extent otherwise specifically provided in this Agreement, the costs and expenses incurred in connection with the transactions herein contemplated shall be allocated between the parties hereto as provided in any terms letter agreement or other agreement between them which pertains to such transactions.

            SECTION 9 Notices. All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt by the Purchaser or the Seller, as applicable, and shall be personally delivered, mailed, by registered mail, postage prepaid, delivered by overnight mail or courier service, or transmitted by facsimile and confirmed to the sender and (a) if to the Purchaser, addressed to the Purchaser at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmond Taylor, with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433, or such other address or telecopy number as may be designated by the Purchaser to the Seller in writing, or (b) if to the Seller, addressed to the Seller at 116 Welsh Road, Horsham, Pennsylvania 19044, Attention: David M. Lazarus, Telecopy No.: (215) 328-1775, or such other address as may be designated by the Seller to the Purchaser in writing.]

            SECTION 10 Notice of Exchange Act Reportable Events. The Seller hereby agrees to deliver to the Depositor and the Trustee the disclosure required as to the Seller itself under Items 1117 and 1119 of Regulation AB and
Item 1.03 to Form 8-K. The Seller shall use commercially reasonable efforts to deliver proposed disclosure language relating to any such event described under Items 1117 and 1119 of Regulation AB and Item 1.03 to Form 8-K to the Trustee and the Depositor within one (1) Business Day of become aware of such event giving rise to such disclosure and in any event no later than two (2) Business Days of the Seller becoming aware of such event. The obligation of the Seller to provide the above-referenced disclosure materials will terminate upon the filing of the Form 15 with respect to the Trust Fund as to that fiscal year in accordance with Section 12.10(a) of the Pooling and Servicing Agreement. The Seller hereby acknowledges that the information to be provided by it pursuant to this Section will be used in the preparation of reports meeting the reporting requirements of the Trust under Section 13(a) and/or Section 15(d) of the Exchange Act.

            SECTION 11 Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts (and by each of the parties hereto on different counterparts), each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and no other person will have any right or obligation hereunder. Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, the Purchaser shall not consent to any amendment of the Pooling and Servicing Agreement which will increase the obligations of, or otherwise adversely affect, the Seller, without the consent of the Seller.

            SECTION 12 Characterization. The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by the Depositor to the Trustee of its interests in the Mortgage Loans as contemplated by Section 17 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the Purchaser's security interest under applicable law; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement. In connection with the foregoing, the Seller authorizes the Purchaser to execute and file such UCC financing statements as the Purchaser may deem necessary or appropriate to accomplish the foregoing.

            SECTION 13 Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser, notwithstanding (1) any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan or (2) any termination of this Agreement prior to Closing.

            SECTION 14 Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            SECTION 15 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS NEGOTIATED, MADE AND TO BE PERFORMED ENTIRELY IN SAID STATE. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE PURCHASER AND THE SELLER HEREBY IRREVOCABLY (I) SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVE, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            SECTION 16 Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

            SECTION 17 Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, the Depositor is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. Notwithstanding any provision of this Agreement to the contrary, the Trustee shall have no authority or right to assign or transfer its rights and obligations under this Agreement, in whole or in part, to any other Person (other than a successor Trustee), regardless of whether such assignment or transfer is made in connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, or otherwise; provided, however, that the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement with respect to any Defaulted Mortgage Loan (as defined in Pooling and Servicing Agreement) to the Majority Controlling Class Certificateholder (as defined in the Pooling and Servicing Agreement) or its assignee in connection with its or such assignee's purchase of such Mortgage Loan pursuant to Section 3.18(b) of the Pooling and Servicing Agreement. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

            SECTION 18 Information. The Seller shall, for the purpose of facilitating the issuance and sale of the Certificates by the Depositor, provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

            SECTION 19 Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. Each Cross-Collateralized Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 19 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this
Section 19. In addition, if there exists with respect to any Cross-Collateralized Group only one original or certified copy of any document referred to in the definition of "Mortgage File" in the Pooling and Servicing Agreement and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original or certified copy of such document in the Mortgage File for any of the Mortgage Loans constituting a part of such Cross-Collateralized Group shall be deemed an inclusion of such original or certified copy in the Mortgage File for each Mortgage Loan included within such Cross-Collateralized Group.

            SECTION 20 Entire Agreement. Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       CAPMARK FINANCE INC.

                                          By: /s/ Victor Diaso
                                             -----------------
                                             Name: Victor Diaso
                                             Title: Senior Vice President

                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          SECURITIES CORP.

                                          By: /s/ Jeffrey A. Altabef
                                             -----------------------
                                             Name: Jeffrey A. Altabef
                                             Title: Vice President

                       Exhibit A - Mortgage Loan Schedule

              Credit Suisse First Boston Mortgage Securities Corp.

          Commercial Mortgage Pass-Through Certificates, Series 2007-C5
                               Combined Collateral


Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2007-C5


#         Crossed          Property Name
-------   -------          -------------
5                          60 Wall Street
7                          Commerce Corporate Plaza
13                         Mystic Marriott
15                         Cornerstone Commerce Center
16                         Hilton - Ontario
24                         Best Western Beach Resort - Monterey
29                         Medford Plaza Shopping Center
32                         Charlotte Portfolio
32.1                       Chateau Village Apartments
32.2                       Emerald Bay Apartments
32.3                       Highlands Apartments
35                         Cowan Industrial Park
36                         677 Larch Avenue
37                         Residence Inn by Marriott - East Rutherford
46                         Albers Mill
47                         9990 Empire Street (Hoist Fitness)
48                         St. Louis Hilton and Mike Shannon's Restaurant
50                         Fremont Village Square
55                         Fairfield Inn & Suites - Orlando
63                         Regency Evansville Portfolio
63.1                       Town Center North
63.2                       Fairlawn Shopping Center
63.3                       Ross Center
63.4                       Westgate Shopping Center
69                         Walgreens Portfolio VI
69.1                       Walgreens (Paragould)
69.2                       Walgreens (Heath)
74                         Plaza 85 Business Park
80                         Westgate Center
83                         UC Self Storage
88                         Summer Tree Apartment Homes
90                         Rosemont Marketplace
93                         Courtyard by Marriott - Gulf Shores
94                         Meadows Plaza
96                         Cochran - Simi Valley
97                         Canyon Ridge MHP
100                        Chandler Office Building
104                        Fly Away Parking
116                        Kawaihae Shopping Center
117                        730 Louis Drive
122                        Essex Medical Office
125                        Linens' N Things
147                        353 West Lancaster Avenue
169                        Walgreens (Orlando)

                                                                                                   Zip
#       Address                                                      City                  State   Code
-----   ----------------------------------------------------------   -------------------   -----   -----
    5   60 Wall Street                                               New York              NY      10005
    7   99 Washington Avenue                                         Albany                NY      12210
   13   625 North Road                                               Groton                CT      06340
   15   1201 New Road                                                Linwood               NJ      08221
   16   700 North Haven Avenue                                       Ontario               CA      91764
   24   2600 Sand Dunes Drive                                        Monterey              CA      93940
   29   2775-2801 Route 112                                          Medford               NY      11763
   32
 32.1   2442 Chartres Drive                                          Gastonia              NC      28056
 32.2   5221 Cherrycrest Lane                                        Charlotte             NC      28217
 32.3   639 Archdale Drive                                           Charlotte             NC      28217
   35   740-843 Cowan Street                                         Nashville             TN      37207
   36   677 Larch Avenue                                             Elmhurst              IL      60126
   37   10 Murray Hill Parkway                                       East Rutherford       NJ      07073
   46   1200 NW Naito Parkway                                        Portland              OR      97205
   47   9990 Empire Street                                           San Diego             CA      92126
   48   One South Broadway and 620 Market Street                     St. Louis             MO      63102
   50   3601 Fremont Ave North                                       Seattle               WA      98103
   55   7495 Canada Avenue                                           Orlando               FL      32819
   63
 63.1   400-620 East Diamond Avenue                                  Evansville            IN      47711
 63.2   1931 Pollack Avenue and 2101-2201 South Weinbach Avenue      Evansville            IN      47714
 63.3   1012-1016 South Boeke Road and 2401-2423 Washington Avenue   Evansville            IN      47714
 63.4   401-411 South Barker Avenue                                  Evansville            IN      47712
   69
 69.1   1500 West Kings Highway                                      Paragould             AR      72450
 69.2   764 Hebron Road                                              Heath                 OH      43056
   74   5970-6040 Unity Drive                                        Norcross              GA      30071
   80   3400 Demetropolis Road                                       Mobile                AL      36693
   83   2721 Shattuck Avenue                                         Berkeley              CA      94705
   88   3126 Bert Kouns Industrial Loop                              Shreveport            LA      71118
   90   7030-7118 Mannheim Road                                      Rosemont              IL      60018
   93   3750 Gulf Shores Parkway                                     Gulf Shores           AL      36542
   94   5182-5184 Sonoma Boulevard                                   Vallejo               CA      94589
   96   685 East Cochran Street                                      Simi Valley           CA      93065
   97   5150 Airport Road                                            Colorado Springs      CO      80916
  100   1331, 1347 and 1351 North Alma School Road                   Chandler              AZ      85224
  104   1671 Murfreesboro Pike and 1723 Old Murfreesboro Pike        Nashville             TN      37217
  116   61-3665 Akoni Pule Highway                                   Kamuela               HI      96743
  117   730-738 Louis Drive                                          Warminster Township   PA      18974
  122   5958 North Canton Center Road                                Canton                MI      48187
  125   1475 11th Avenue Northwest                                   Issaquah              WA      98027
  147   353 West Lancaster Avenue                                    Wayne                 PA      19087
  169   5280 South John Young Parkway                                Orlando               FL      32839

                                                                                                   Initial         Orig
        Mortgage          Original             Cut-off              Maturity       Fee/            Interest Only   Amort.
#       Property Seller   Balance              Balance (1)          Balance (2)    Leasehold       Term            Term
-----   ---------------   -----------------    -----------------    ------------   -------------   -------------   -------------
    5   Capmark           $130,000,000 (16)    $130,000,000 (16)    $130,000,000   Fee                       120   Interest Only
    7   Capmark            $84,000,000          $84,000,000          $80,219,284   Fee                        36             360
   13   Capmark            $43,000,000          $43,000,000          $39,721,186   Fee                        48             360
   15   Capmark            $36,900,000          $36,900,000          $36,900,000   Fee                       120   Interest Only
   16   Capmark            $35,000,000          $35,000,000          $31,614,885   Fee                        36             360
   24   Capmark            $30,000,000          $30,000,000          $28,192,610   Fee                        60             360
   29   Capmark            $20,750,000          $20,750,000          $18,952,904   Fee                        36             360
   32   Capmark            $19,500,000          $19,500,000          $18,862,162   Fee                        24             360
 32.1                       $7,400,000           $7,400,000           $7,157,949   Fee
 32.2                       $6,925,000           $6,925,000           $6,698,486   Fee
 32.3                       $5,175,000           $5,175,000           $5,005,728   Fee
   35   Capmark            $17,800,000          $17,800,000          $15,416,664   Fee                         0             360
   36   Capmark            $17,000,000          $17,000,000          $15,399,082   Fee                        36             360
   37   Capmark            $16,000,000          $16,000,000          $14,591,412   Fee                        36             360
   46   Capmark            $11,700,000          $11,700,000          $10,949,337   Fee/Leasehold              60             360
   47   Capmark            $11,560,000          $11,560,000          $11,560,000   Fee                        84   Interest Only
   48   Capmark            $11,000,000          $10,992,042           $9,465,444   Fee                         0             360
   50   Capmark            $10,300,000          $10,300,000           $9,272,150   Fee                        36             360
   55   Capmark            $10,000,000          $10,000,000           $8,874,545   Fee                        24             360
   63   Capmark             $9,300,000           $9,285,272           $8,030,746   Fee                         0             360
 63.1                       $5,762,353           $5,753,227           $4,975,914   Fee
 63.2                       $1,677,647           $1,674,990           $1,448,683   Fee
 63.3                       $1,385,882           $1,383,687           $1,196,738   Fee
 63.4                         $474,118             $473,367             $409,411   Fee
   69   Capmark             $8,800,000           $8,800,000           $8,260,601   Fee                        60             360
 69.1                       $4,654,059           $4,654,059           $4,368,787   Fee
 69.2                       $4,145,941           $4,145,941           $3,891,814   Fee
   74   Capmark             $8,115,000           $8,115,000           $8,115,000   Fee                        60   Interest Only
   80   Capmark             $7,500,000           $7,370,526           $4,877,682   Fee                         0             240
   83   Capmark             $7,125,000           $7,125,000           $6,697,451   Fee                        60             360
   88   Capmark             $6,700,000           $6,700,000           $6,264,047   Fee                        60             360
   90   Capmark             $6,600,000           $6,600,000           $6,144,573   Fee                        60             360
   93   Capmark             $6,400,000           $6,400,000           $5,734,232   Fee                        24             360
   94   Capmark             $6,350,000           $6,350,000           $5,923,165   Fee                        60             360
   96   Capmark             $6,230,000           $6,230,000           $5,448,593   Fee                        12             360
   97   Capmark             $6,200,000           $6,200,000           $5,854,427   Fee                        60             360
  100   Capmark             $5,816,000           $5,816,000           $5,816,000   Fee                       120   Interest Only
  104   Capmark             $5,500,000           $5,474,382           $5,026,149   Fee                         0             300
  116   Capmark             $4,700,000           $4,696,593           $4,043,534   Leasehold                   0             360
  117   Capmark             $4,550,000           $4,542,416           $3,904,980   Fee                         0             360
  122   Capmark             $4,325,000           $4,325,000           $3,728,435   Fee                         0             360
  125   Capmark             $4,203,000           $4,194,621           $3,500,594   Fee                         0             360
  147   Capmark             $3,120,000           $3,120,000           $3,120,000   Fee                       120   Interest Only
  169   Capmark             $2,270,000           $2,270,000           $2,146,197   Leasehold                  60             360

        Rem.            Orig           Rem.                                              First
        Amort.          Term to        Term to            Interest    Monthly            Payment     Maturity
#       Term (1)        Maturity (7)   Maturity (1) (7)   Rate        Payment            Date        Date        ARD (8)
-----   -------------   ------------   ----------------   --------    ---------------    ---------   ---------   -------
    5   Interest Only            120                116     5.7710%   $4,510,264 (16)    8/1/2007    7/1/2017    N/A
    7             360             84                 82     6.5200%     $532,042         10/1/2007   9/1/2014    N/A
   13             360            120                117     6.2400%     $264,479         9/1/2007    8/1/2017    N/A
   15   Interest Only            120                113     5.8700%     $183,009         5/1/2007    4/1/2017    N/A
   16             360            120                108     5.9800%     $209,393         12/1/2006   11/1/2016   N/A
   24             360            120                116     6.3500%     $186,671         8/1/2007    7/1/2017    N/A
   29             360            120                118     6.5700%     $132,111         10/1/2007   9/1/2017    N/A
   32             360             60                 59     6.5000%     $123,253         11/1/2007   10/1/2012   N/A
 32.1
 32.2
 32.3
   35             360            120                120     6.7400%     $115,332         12/1/2007   11/1/2017   N/A
   36             360            120                117     6.1200%     $103,239         9/1/2007    8/1/2017    N/A
   37             360            120                117     6.4800%     $100,921         9/1/2007    8/1/2017    N/A
   46             360            120                108     6.0200%      $70,298         12/1/2006   11/1/2016   N/A
   47   Interest Only             84                 79     5.9300%      $57,919         7/1/2007    6/1/2014    N/A
   48             359            120                119     6.5000%      $69,527         11/1/2007   10/1/2017   N/A
   50             360            120                113     5.8000%      $60,436         5/1/2007    4/1/2017    N/A
   55             360            120                117     6.0600%      $60,341         9/1/2007    8/1/2017    N/A
   63             358            120                118     6.6300%      $59,580         10/1/2007   9/1/2017    N/A
 63.1
 63.2
 63.3
 63.4
   69             360            120                118     6.2700%      $54,298         10/1/2007   9/1/2017    N/A
 69.1
 69.2
   74   Interest Only             60                 55     5.7880%      $39,685         7/1/2007    6/1/2012    N/A
   80             232            120                112     5.7800%      $52,785         4/1/2007    3/1/2017    N/A
   83             360            120                116     6.3700%      $44,427         8/1/2007    7/1/2017    N/A
   88             360            120                117     5.9600%      $39,998         9/1/2007    8/1/2017    N/A
   90             360            120                113     5.6500%      $38,098         5/1/2007    4/1/2017    N/A
   93             360            120                118     6.5000%      $40,452         10/1/2007   9/1/2017    N/A
   94             360            120                117     5.7900%      $37,218         9/1/2007    8/1/2017    N/A
   96             360            120                117     6.3100%      $38,603         9/1/2007    8/1/2017    N/A
   97             360            120                119     6.7400%      $40,172         11/1/2007   10/1/2017   N/A
  100   Interest Only            120                113     5.7707%      $28,357         5/1/2007    4/1/2017    N/A
  104             296             60                 56     6.7000%      $37,827         8/1/2007    7/1/2012    N/A
  116             359            120                119     6.4930%      $29,686         11/1/2007   10/1/2017   N/A
  117             358            120                118     6.4100%      $28,490         10/1/2007   9/1/2017    N/A
  122             360            120                120     6.5700%      $27,536         12/1/2007   11/1/2017   N/A
  125             358            123                121     5.6100%      $24,155         10/1/2007   12/1/2017   N/A
  147   Interest Only            120                115     5.9100%      $15,579         7/1/2007    6/1/2017    N/A
  169             360            120                120     6.8500%      $14,874         12/1/2007   11/1/2017   N/A

                           Administration    Net Mortgage
#       Defeasance (10)    Fees              Rate
-----   ---------------    --------------    ------------
    5   Yes                       0.04082%       5.730183%
    7   Yes                       0.02082%       6.499183%
   13   Yes                       0.02082%       6.219183%
   15   Yes                       0.10082%       5.769183%
   16   Yes                       0.03796%       5.942043%
   24   Yes                       0.02082%       6.329183%
   29   No                        0.10082%       6.469183%
   32   Yes                       0.03082%       6.469183%
 32.1
 32.2
 32.3
   35   Yes                       0.02082%       6.719183%
   36   No                        0.07082%       6.049183%
   37   Yes                       0.02082%       6.459183%
   46   Yes (26)                  0.10082%       5.919183%
   47   Yes                       0.02082%       5.909183%
   48   Yes                       0.02082%       6.479183%
   50   Yes                       0.10082%       5.699183%
   55   Yes                       0.02082%       6.039183%
   63   Yes                       0.10082%       6.529183%
 63.1
 63.2
 63.3
 63.4
   69   Yes                       0.05082%       6.219183%
 69.1
 69.2
   74   No                        0.03082%       5.757183%
   80   Yes                       0.10082%       5.679183%
   83   No                        0.10082%       6.269183%
   88   No                        0.10082%       5.859183%
   90   Yes                       0.10082%       5.549183%
   93   Yes                       0.02082%       6.479183%
   94   Yes                       0.10082%       5.689183%
   96   No                        0.10082%       6.209183%
   97   Yes                       0.02082%       6.719183%
  100   Yes                       0.10082%       5.669883%
  104   Yes                       0.10082%       6.599183%
  116   No                        0.10082%       6.392183%
  117   Yes                       0.02082%       6.389183%
  122   No                        0.10082%       6.469183%
  125   Yes                       0.10082%       5.509183%
  147   Yes                       0.05082%       5.859183%
  169   Yes                       0.05082%       6.799183%

(A) The Underlying Mortgage Loans secured by CP Fairways at Woodfield, CP Rolling Hills, CP Birchwood Pointe and CP Arbors of Lapeer Apartments are cross-collateralized and cross-defaulted.

(B) The Underlying Mortgage Loans secured by Camelot Apartments and Crystal Street Apartments are cross-collateralized and cross-defaulted.

(C) The Underlying Mortgage Loans secured by Grand Panama and Grand Panama Building A2 are cross-collateralized and cross-defaulted.

(D) The Underlying Mortgage Loans secured by Ritz Coral Springs and Chick-fil-A Building, Starbucks Outparcel and Chick-fil-A, Bradenton are cross-collateralized and cross-defaulted.

(1)   Based on a Cut-off date in November 2007.

(2) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans, there can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(3) For hospitality properties, the occupancy presented above is the occupancy concluded by the respective loan seller at underwriting based on historical performance and future outlook. For further description of the underwriting criteria, please see "Description of the Sponsors" in the accompanying free writing prospectus.

(4) In the case of cross-collateralized and cross-defaulted underlying mortgage loans, the combined LTV is presented for each and every related underlying mortgage loan.

(5) U/W NCF reflects the net cash flow after underwritten replacement reserves, underwritten LC's & TI's and underwritten FF&E.

(6) DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted underlying mortgage loans the combined DSCR is presented for each and every related underlying mortgage loan.

(7) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans.

(8)   Anticipated Repayment Date.

(9)   Prepayment Provision as of Origination:

      Lock/(x) = Lockout or Defeasance for (x) payments
      YMA/(y) = Greater of Yield Maintenance Premium and A% Prepayment for (y) payments
      A%/(y) = A% Prepayment for (y) payments
      0.0%/(z) = Prepayable at par for (z) payments

(10)  "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

(11) The 450 Lexington Avenue Total Debt has an original balance of $600.0 million, which is comprised of the $310.0 million Mortgage Loan and the $290.0 million Mezzanine Loan. A $200.0 million pari-passu portion of the 450 Lexington Avenue Mortgage Loan is included in this transaction and as such is expected to be the controlling interest with respect to the Total Debt. The remaining portion of the Mortgage Loan totaling $110.0 million will be syndicated outside the trust. All calculations are based on the $310.0 million Mortgage Loan.

(12) Stabilized appraised value, cutoff LTV, and maturity LTV as of 6/1/2008 will be $250,000,000.00, 76.3%, and 76.3% respectively.

(13) With respect to the Gulf Coast Town Center Phases I & II mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years and 15 days from the "startup day" of the REMIC Trust.

(14) Letter of Credit in the amount of $8,200,000.00 will be provided by KeyBank at the time the loan is sold to the Trust.

(15) In lieu of the Earnout Reserve and TI/LC Reserve deposits, the borrower posted a letter of credit in the amount of $21 million. The letter of credit corresponds to the existing disbursement requirements per the loan documents. The first $8.5 million of the Earnout Reserve may be released to the TI/LC Reserve once the current Debt Service Coverage Ratio reaches 1.20x on the interest only debt service. The remaining $12.5 million of the Earnout Reserve may only be released once the current Debt Service Coverage Ratio reaches 1.20x on debt service based on a thirty-year amortization schedule, over a trailing 12-month period.

(16) The 60 Wall Street Total Debt has an original balance of $925.0 million. A $130.0 million pari-passu portion of the 60 Wall Street Mortgage Loan is included in this transaction. The remaining portion of the Mortgage Loan totaling $795.0 million will be syndicated outside the trust. All calculations are based on the $925.0 million Mortgage Loan.

(17) The Commerce Corporate Plaza Loan may be prepaid in part using certain reserve amounts up to $9.1 million beginning in February 2008, such prepayment to be accompanied by a yield maintenance payment by the borrower.

(18) The loan is locked out for the first two years from the "startup day" of the REMIC Trust, however, the borrower has the option to partially release any two (2) properties during the lockout period. Based on the Allocated Release Price per the Loan Agreement, a maximum of $17,766,536 can be prepaid during the lockout period with yield maintenance.

(19) The $75.487 million is bridge equity structured as debt at the parent level (the parent of the individual uncrossed SPE borrowers under the related underlying mortgage loan and other mortgage loans not included in the issuing entity), and is not secured by the related mortgaged real property. The loan is secured by a Collateral Assignment of Special Funding Agreement, which is simply a funding agreement with an indirect, ultimate Australian parent entity that has contractually agreed to advance funds to the Bridge Loan borrower as needed pursuant to the terms of the funding agreement. Lender is also the beneficiary of a Guaranty Agreement by Babcock & Brown Real Estate Investments LLC, a Delaware limited liability company, which guaranty backstops the enforceability of the Collateral Assignment of Special Funding Agreement. The loan is scheduled to mature March 31, 2008, but may be extended for 120 days. The loan is interest only at LIBOR + 1.25% for the term of the loan.

(20) Stabilized appraised value, cutoff LTV, and maturity LTV as of 10/1/2010 will be $77,700,000.00, 63.8%, and 63.8% respectively.

(21) The Woodfield Crossing Total Debt is evidenced by a $41.44 million mortgage loan, which will be an asset of the issuing entity and a $5.0 million mezzanine loan. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has market lender protections and is subject to a market intercreditor agreement. All calculations are based on the $41.44 million mortgage loan.

(22) With respect to the Woodfield Crossing mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years from the "startup day" of the REMIC Trust. Additionally, the borrower may partially release certain properties at any time during the term of the loan. Such partial releases are made with no payment due to Lender. However, there is an LTV requirement associated with such releases, for which the borrower may need to make a partial prepayment in order to satisfy the requirement.

(23) The FF&E reserve increases to 3% in the second year of the loan term, and 4% thereafter.

(24) With respect to the Central New York Medical Center mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years and 15 days from the "startup day" of the REMIC Trust.

(25)  The FF&E reserve increases to 4% in the second year of the loan term.

(26) With respect to the Albers Mill mortgage loan, in addition to the yield maintenance option, the loan has the option to be defeased at any time on and after the first business day following September 27, 2009, which is the two-year anniversary of the "startup day" of the related single-asset REMIC. In addition, the Albers Mill borrower has the option to pay a declining fixed premium in lieu of yield maintenance on and after the 60th payment due date.

(27) The Cochran - Simi Valley mortgage is structured with an $800,000 earnout and an $80,000 paydown premium. The Cut-Off LTV, U/W DSCR and current DSCR shown are net of earnout. Maturity LTV is shown at full leverage.

(28) The current LTV is based on the "As-is" Appraised Value. The Property is expected to reach stabilization on 5/8/2009 with a stabilized appraised value of $7.8 million, which will result in an LTV of 73.1%.

(29) Additionally, there is a subordinate $650,000 intercompany loan made to the related borrower by one of its affiliates that is secured by the related mortgaged real property. The lender under such loan is subject to a subordination and standstill agreement, has no rights and only receives cash flow to the extent available after any and all amounts due under the mortgage loan included in the issuing entity.

(30) Beginning on the Payment date 11/11/13, the monthly contractual replacement reserve will be $662.64.

(31) With respect to the West LA Self Storage mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years and 15 days from the "startup day" of the REMIC Trust.

                                   Exhibit B-1

          Representations and Warranties with Respect to the Seller

            The Seller hereby represents and warrants that, as of the date hereof:

            1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

            2. The execution and delivery by the Seller of, and the performance by the Seller under, this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the consummation by the Seller of the transactions herein contemplated, do not: (a) violate the Seller's organizational documents; or (b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

            3. The Seller has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            4. The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

            5. Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            6. The Seller is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

            7. There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

            8. No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

            9. The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            10. The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

            11. The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

            12. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

            13. After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

            14. The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

            15. No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

            16. In connection with its transfer of the Mortgage Loans to the Purchaser as contemplated herein, the Seller is receiving new value and consideration constituting at least reasonably equivalent value and fair consideration.

                                   Exhibit B-2

         Representations and Warranties with Respect to the Purchaser

      The Purchaser hereby represents and warrants that, as of the date hereof:

            1. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            2. The execution and delivery by the Purchaser of, and the performance by the Purchaser under, this Agreement, and the consummation by the Purchaser of transactions herein contemplated, do not: (a) violate the Purchaser's organizational documents; or (b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

            3. The Purchaser has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            4. Assuming due authorization, execution and delivery hereof by the Seller, this Agreement constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            5. The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

            6. There are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Purchaser to perform its obligations hereunder or the financial condition of the Purchaser.

            7. No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

                                    Exhibit C

        Representations and Warranties with Respect to the Mortgage Loans

            For purposes of these representations and warranties, the phrases "to the knowledge of Seller" or "to the Seller's knowledge" or phrases of similar import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case without having conducted any independent inquiry or due diligence with respect to such matters and without any actual or implied obligation to make such inquiry or perform such due diligence, other than making such inquiry or performing such due diligence as would be customarily performed by prudent commercial or multifamily mortgage lenders or servicers (as the case may be) with respect to similar mortgage loans or mortgaged properties. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking of such action by, either the Seller or any servicer acting on its behalf.

            The Seller hereby represents and warrants, subject to the exceptions set forth in Schedule C-1 hereto and Section 19 of this Agreement, with respect to the Mortgage Loans that, as of the date hereinbelow specified or, if no such date is specified, as of the date hereof:

            1. Immediately prior to the sale, transfer and assignment to the Depositor, no Note or Mortgage was subject to any assignment (other than assignments which show a complete chain of assignment to the Seller), participation or pledge, and the Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

            2. RESERVED.

            3. The Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

            4. The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

            5. As of origination, to Seller's knowledge, based on the related Borrower's representations and covenants in the related Mortgage Loan Documents, the Borrower, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date;

            6. Each related Note, Mortgage, Assignment of Leases (if any) and other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and there is no valid offset, defense, counterclaim, or right of rescission available to the related Borrower with respect to such Note, Mortgage, Assignment of Leases and other agreements, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            7. Each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender's interest therein;

            8. Each related assignment of Mortgage from the Seller to the Depositor and related assignment of the Assignment of Leases, if any, or assignment of any other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan from the Seller to the Depositor constitutes the legal, valid and binding assignment from the Seller to the Depositor, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            9. Since origination (A) except as set forth in the related mortgage file, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded and (B) each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

            10. Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below). A UCC Financing Statement has been filed and/or recorded (or sent for filing or recording) in all places necessary to perfect a valid security interest in the personal property necessary to operate the Mortgaged Property; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            11. The Seller has not taken any action that would cause the representations and warranties made by the related Borrower in the related Mortgage Loan Documents not to be true;

            12. The Seller has no knowledge that the material representations and warranties made by the related Borrower in the related Mortgage Loan Documents are not true in any material respect;

            13. The lien of each related Mortgage is a first priority lien on the fee and/or leasehold interest of the related Borrower in the principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller and its successors and assigns as to such lien, subject only to (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property, (C) the exceptions (general and specific) and exclusions set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (D) the rights of the holder of any Companion Loan that is part of a related Serviced Loan Combination to which any such Mortgage Loan belongs (items (A), (B), (C) and (D) collectively, "Permitted Encumbrances"); the premium for such policy was paid in full; such policy (or if it is yet to be issued, the coverage to be afforded thereby) is issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located (unless such state is Iowa) and is assignable (with the related Mortgage Loan) to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

            14. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and no future advances have been made which are not reflected in the related mortgage file;

            15. Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, as of the later of the date of origination of such Mortgage Loan or the most recent inspection of the related Mortgaged Property by the Seller, as applicable, and to the knowledge of Seller as of the date hereof, each related Mortgaged Property is free of any material damage that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan (normal wear and tear excepted) or reserves have been established to cover the costs to remediate such damage and, as of the closing date for each Mortgage Loan and, to the Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or value of the Mortgaged Property;

            16. The Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months, or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within three months of origination of the Mortgage Loan;

            17. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

            18. Each Mortgage Loan is a whole loan and contains no equity participation by Seller;

            19. The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Except to the extent any noncompliance did not materially and adversely affect the value of the related Mortgaged Property, the security provided by the Mortgage or the related Borrower's operations at the related Mortgaged Property, any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

            20. Neither the Seller nor to the Seller's knowledge, any originator, committed any fraudulent acts during the origination process of any Mortgage Loan, and no other person has been granted or conveyed the right to service the Mortgage Loans or receive any consideration in connection therewith, except as provided in the Pooling and Servicing Agreement or any permitted subservicing agreements;

            21. All taxes and governmental assessments that became due and owing prior to the date hereof with respect to each related Mortgaged Property and that are or may become a lien of priority equal to or higher than the lien of the related Mortgage have been paid or an escrow of funds has been established and such escrow (including all escrow payments required to be made prior to the delinquency of such taxes and assessments) is sufficient to cover the payment of such taxes and assessments;

            22. All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith and all such escrows and deposits are being conveyed by the Seller to the Depositor and identified as such with appropriate detail;

            23. Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the lesser of the principal amount of the related Mortgage Loan and the replacement cost (with no deduction for physical depreciation) and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption or rental loss insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by prudent commercial mortgage lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received by the Seller; such insurance names the lender under the Mortgage Loan and its successors and assigns as a named or additional insured; each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the lender to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

            24. There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan; and, to the Seller's knowledge, there is no (A) non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or (B) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (A) or (B) materially and adversely affects the use or value of the Mortgage Loan or the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by the Seller in any of the other paragraphs of this Exhibit A; and provided, further that a breach by the Borrower of any representation or warranty contained in any Mortgage Loan Document shall not constitute a non-monetary default, breach, violation or event of acceleration for purposes of this representation and warranty if the subject matter of such representation or warranty contained in any Mortgage Loan Document is also covered by any other representation or warranty made by the Seller in this Exhibit A;

            25. No Mortgage Loan has been more than 30 days delinquent in making required payments since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent in making required payments;

            26. (A) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure or, subject to applicable state law requirements, appointment of a receiver, and (B) there is no exemption available to the Borrower which would interfere with such right to foreclose, except, in the case of either (A) or (B) as the enforcement of the Mortgage may be limited by bankruptcy, insolvency, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). To the Seller's knowledge, no Borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

            27. At origination, each Borrower represented and warranted in all material respects that to its knowledge, except as set forth in certain environmental reports and, except as commonly used in the operation and maintenance of properties of similar kind and nature to the Mortgaged Property, in accordance with prudent management practices and applicable law, and in a manner that does not result in any contamination of the Mortgaged Property, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials or other environmental laws; the related Borrower or an affiliate thereof agreed to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of the foregoing representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan. A Phase I environmental report and, with respect to certain Mortgage Loans, a Phase II environmental report, was conducted by a reputable environmental consulting firm in connection with such Mortgage Loan, which report did not indicate any material non-compliance with applicable environmental laws or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials was indicated in any such report, then at least one of the following statements is true: (A) funds reasonably estimated to be sufficient to cover the cost to cure any material non-compliance with applicable environmental laws or material existence of hazardous materials have been escrowed by the related Borrower and held by the related mortgagee; (B) an operations or maintenance plan has been required to be obtained by the related Borrower; (C) the environmental condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof; (D) a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as "closed"); (E) such conditions or circumstances identified in the Phase I environmental report were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation; (F) a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation; (G) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than two percent (2%) of the outstanding principal balance of the related Mortgage Loan; or (H) a lender's environmental insurance policy was obtained and is a part of the related mortgage file. Notwithstanding the preceding sentence, with respect to certain Mortgage Loans with an original principal balance of less than $4,000,000, no environmental report may have been obtained, but (in such cases where a Phase I environmental report was not obtained) a lender's secured creditor impairment environmental insurance policy was obtained with respect to each such Mortgage Loan and is a part of the related mortgage file. Each of such environmental insurance policies is in full force and effect, the premiums for such policies have been paid in full and the Trustee is named as an insured under each of such policies. To the best of the Seller's knowledge, in reliance on such environmental reports and except as set forth in such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local environmental laws, and to the best of the Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in such environmental reports or other documents previously provided to the Rating Agencies; and the Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local environmental laws pertaining to environmental hazards;

            28. (1) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), the related Mortgaged Property is directly or indirectly transferred or sold, and (2) except with respect to transfers of certain interests in the related Borrower to persons already holding interests in the Borrower, their family members, affiliated companies, for estate planning related purposes and other transfers that satisfy certain criteria specified in the related Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders), each Mortgage Loan with a Stated Principal Balance of over $20,000,000 also contains the provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage, (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent) a majority interest in the related Borrower is directly or indirectly transferred or sold;

            29. All improvements included in the related appraisal are within the boundaries of the related Mortgaged Property, except for encroachments onto adjoining parcels for which the Seller has obtained title insurance against losses arising therefrom or that do not materially and adversely affect the use or value of such Mortgaged Property. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value of such Mortgaged Property, the security provided by the Mortgage or the related Borrower's operations at the Mortgaged Property;

            30. The information pertaining to the Mortgage Loans which is set forth in the mortgage loan schedule attached as an exhibit to this Agreement is complete and accurate in all material respects as of the dates of the information set forth therein (or, if not set forth therein, as of the Cut-Off
Date);

            31. With respect to any Mortgage Loan where all or a material portion of the estate of the related Borrower therein is a leasehold estate, and the related Mortgage does not also encumber the related lessor's fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Seller represents and warrants that:

            (a) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller's best knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related mortgage file;

            (b) The lessor under such ground lease has agreed in a writing included in the related mortgage file that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

            (c) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the lender) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan;

            (d) Based on the title insurance policy (or binding commitment therefor) obtained by the Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to Permitted Encumbrances and liens that encumber the ground lessor's fee interest;

            (e) The ground lease is assignable to the lender under the ground lease and its assigns without the consent of the lessor thereunder;

            (f) As of the Closing Date, the ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

            (g) The ground lease or an ancillary agreement between the lessor and the lessee, which is part of the Mortgage File, requires the lessor to give notice of any default by the lessee to the lender;

            (h) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the lessor may terminate the ground lease. All rights of the lender under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the lender;

            (i) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

            (j) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

            (k) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage
      Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the lender as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and

            (l) Provided that the lender cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

            32. With respect to any Mortgage Loan where all or a material portion of the estate of the related Borrower therein is a leasehold estate, but the related Mortgage also encumbers the related lessor's fee interest in such Mortgaged Property: (A) such lien on the related fee interest is evidenced by the related Mortgage, (B) such Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or encumbrance upon such fee interest, (C) upon the occurrence of a default under the terms of such Mortgage by the related Borrower, any right of the related lessor to receive notice of, and to cure, such default granted to such lessor under any agreement binding upon the Seller would not be considered commercially unreasonable in any material respect by prudent commercial mortgage lenders, (D) the related lessor has agreed in a writing included in the related mortgage file that the related ground lease may not be amended or modified without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, and (E) the related ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease;

            33. With respect to Mortgage Loans that are cross-collateralized or cross-defaulted, all other loans that are cross-collateralized or cross-defaulted with such Mortgage Loans are being transferred to the Depositor hereunder;

            34. Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof;

            35. The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property;

            36. There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the Seller or any mezzanine debt related to such Mortgaged Property, except as set forth in the Prospectus Supplement, this Exhibit A or in the Exception Report to this Agreement;

            37. The Mortgage Loan Documents executed in connection with each Mortgage Loan having an original principal balance in excess of $4,000,000 require that the related Borrower be a single-purpose entity (for this purpose, "single-purpose entity" shall mean an entity, other than an individual, having organizational documents which provide substantially to the effect that it is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan);

            38. Each Mortgage Loan prohibits the related Borrower from mortgaging or otherwise encumbering the Mortgaged Property without the prior written consent of the mortgagee or the satisfaction of debt service coverage or similar criteria specified therein and, except in connection with trade debt and equipment financings in the ordinary course of Borrower's business, from carrying any additional indebtedness, except, in each case, liens contested in accordance with the terms of the Mortgage Loans or, with respect to each Mortgage Loan having an original principal balance of less than $4,000,000, any unsecured debt;

            39. Each Borrower covenants in the Mortgage Loan Documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

            40. Each Mortgaged Property (A) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (B) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (C) constitutes one or more separate tax parcels or is covered by an endorsement with respect to the matters described in (A), (B) or (C) under the related title insurance policy (or the binding commitment therefor);

            41. Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development as having special flood hazards categorized as Zone "A" or Zone "V" and flood insurance is available, the terms of the Mortgage Loan require the Borrower to maintain flood insurance, or at such Borrower's failure to do so, authorizes the Lender to maintain such insurance at the cost and expense of the Borrower;

            42. To the knowledge of the Seller, with respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law or may be substituted in accordance with applicable law by the related mortgagee, and except in connection with a trustee's sale after a default by the related Borrower, no fees are payable to such trustee;

            43. RESERVED.

            44. Except as disclosed in the Exception Report to this Agreement, to the knowledge of the Seller as of the date hereof, there was no pending action, suit or proceeding, arbitration or governmental investigation against any Borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such Borrower's ability to perform under the related Mortgage Loan;

            45. No advance of funds has been made by the Seller to the related Borrower (other than mezzanine debt and the acquisition of preferred equity interests by the preferred equity interest holder, as disclosed in the Prospectus Supplement), and no funds have, to the Seller's knowledge, been received from any person other than, or on behalf of, the related Borrower, for, or on account of, payments due on the Mortgage Loan;

            46. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized did not materially and adversely affect the enforceability of such Mortgage Loan;

            47. All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

            48. Except as disclosed in the Exception Report to this Agreement or the Prospectus Supplement with respect to the Crossed Mortgage Loans and Mortgage Loans secured by multiple Mortgaged Properties, no Mortgage Loan requires the lender to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (A) payment in full or defeasance of the related Mortgage Loan, (B) the satisfaction of certain legal and underwriting requirements that would be customary for prudent commercial mortgage lenders, (C) releases of unimproved out-parcels or (D) releases of portions of the Mortgaged Property which will not have a material adverse effect on the use or value of the collateral for the related Mortgage Loan;

            49. Except as provided in paragraphs (xxxi)(J) and (K) above, any insurance proceeds in respect of a casualty loss or taking will be applied either to (A) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all casualty losses or takings in excess of a specified amount or percentage that a prudent commercial lender would deem satisfactory and acceptable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (B) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

            50. Each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Seller was, and each Form UCC-3 assignment, if any, of such financing statement in blank which the Trustee or its designee is authorized to complete (but for the insertion of the name of the assignee and any related filing information which is not yet available to the Seller) is, in suitable form for filing in the filing office in which such financing statement was filed;

            51. [reserved];

            52. Based upon an opinion of counsel and/or other due diligence considered reasonable by prudent commercial mortgage lenders, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property. With respect to any Mortgage Loan with a Stated Principal Balance as of the Closing Date of over $10,000,000, if the related Mortgaged Property does not so comply, to the extent the Seller is aware of such non-compliance, it has required the related Borrower to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders;

            53. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision) and all Prepayment Premiums and Yield Maintenance Charges constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2);

            54. With respect to any Mortgage Loan that pursuant to the Mortgage Loan Documents can be defeased, (A) the Mortgage Loan cannot be defeased within two years after the Closing Date, (B) the Borrower can pledge only "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) in an amount sufficient to make all scheduled payments under the Mortgage Loan when due, (C) the Borrower is required to provide independent certified public accountant's certification that the collateral is sufficient to make such payments, (D) the loan may be required to be assumed by a single-purpose entity designated by the holder of the Mortgage Loan, (E) the Borrower is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest, (F) the Borrower is required to pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, (G) with respect to any Significant Trust Mortgage Loan (as defined in the Pooling and Servicing Agreement), the Borrower is required to provide an opinion of counsel that such defeasance will not cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC for federal or applicable state tax purposes and (H) with respect to any Significant Trust Mortgage Loan (as defined in the Pooling and Servicing Agreement), the Borrower must obtain Rating Agency confirmation from each Rating Agency that the defeasance would not result in such Rating Agency's withdrawal, downgrade or qualification of the then current rating of any class of Certificate rated by such Rating Agency;

            55. The Mortgage Loan Documents for each Mortgage Loan provide that the related Borrower thereunder or an affiliate thereof shall be liable to the Seller for any losses incurred by the Seller due to (A) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (B) any willful act of material waste, (C) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (D) fraud by the related Borrower; provided that, with respect to clause (C) of this sentence, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement.

                  With respect to the Mortgaged Property that secures the Mortgage Loan identified on Annex A as "Best Western Monterey," (A) there exists no damage, compromised integrity, deficiency, or defect in the portion of the Mortgaged Property consisting of the sea retaining wall that would (i) result, either directly or indirectly as a result of exposure to ocean wave impact, ocean wave run-up, coastal erosion, beach scour and other dynamic coastal processes, or other natural occurrences or events, in any damage to the hotel improvements located on the Mortgaged Property, (ii) materially adversely affect the operation of the Mortgaged Property as a hospitality property, (iii) materially affect the appraised value of the Mortgaged Property, (iv) materially interfere with the marketing and/or sale of the Mortgaged Property following foreclosure and/or the Mortgage Note following a default, (v) prevent or interfere with the repair, restoration or redevelopment as a hospitality property of the Mortgaged Property to the specifications of the existing Mortgage Property in the event of a partial or total casualty or condemnation,
(vi) violate any applicable law, ordinance or regulation, order, decree or similar edict of any jurisdiction having authority over the Mortgaged Property, and which affects the Mortgaged Property or (vii) pose any risk or danger to the safety of persons using, occupying or otherwise located on the Mortgaged Property as invitees or otherwise and (B) there is no obligation of the Mortgagor to perform any repairs to the current sea wall or to construct a new sea wall that have not been performed or constructed and the seawall is currently structurally sound. Seller agrees and acknowledges that it will not assert as a defense to any claim for breach of this representation the knowledge of any party hereto or any certificateholder as to the accuracy and/or veracity of this representation;

            56. If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (A) its Mortgage Rate will increase by no more than two percentage points in connection with the passage of its Anticipated Repayment Date and so long as the Mortgage Loan is an asset of the Trust Fund; (B) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (C) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (D) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures;

            57. Except as disclosed in the Prospectus Supplement, no Mortgage Loan, and no group of Mortgage Loans made to the same Borrower and to Borrowers that are affiliates, accounted for more than 5.0% of the aggregate of the Stated Principal Balances of all of the Mortgage Loans; and

            58. The Seller has delivered to the Trustee or a custodian appointed thereby, with respect to each Mortgage Loan, in accordance with Section 3 of this Agreement, a complete Mortgage File.

                              Schedule C-1


           Exceptions to Mortgage Loan Representations and Warranties

           Reference is made to the Representations and Warranties set forth in Exhibit C corresponding to the numbers set forth below:

                                         Exceptions to Representations
                           1 (Prior Assignments of Mortgage), 8
                           (Assignment of Mortgage), 13 (Title Policy) and 47 (Collateral)

----------------------------------------------------------------------------------
ID#       Mortgage Loan(s)            Description of Exception
----------------------------------------------------------------------------------
59200     60 Wall Street              The Mortgage Loan is one of thirteen pari
                                      passu A notes. The related Mortgage, title
                                      policy and other collateral securing the
                                      Mortgage Loan have been assigned to the
                                      trustee under the COMM 2007-C9 Pooling and
                                      Servicing Agreement.

----------------------------------------------------------------------------------

Exceptions to Representation 18 (Whole Loan) and 33  (Cross-Collateralization)

----------------------------------------------------------------------------------
ID#       Mortgage Loan(s)            Description of Exception
----------------------------------------------------------------------------------
59200     60 Wall Street              The Mortgage Loan is one of thirteen pari
                                      passu A notes. The holder of the Mortgage
                                      Loan is subject to the rights of the holders
                                      of the other pari passu companion A notes
                                      pursuant to the 60 Wall Street A Notes
                                      Intercreditor Agreement. The other companion
                                      A notes will not be transferred or assigned
                                      to the Depositor.

----------------------------------------------------------------------------------
56836     Cornerstone Commerce        The Mortgage Loan is the "A" note of an A/B
          Center                      loan structure. The holder of the Mortgage
                                      Loan is subject to the rights of the holder
                                      of the "B" note that is secured by the same
                                      Mortgaged Property pursuant to the related
                                      intercreditor agreement. The related "B"
                                      note will not be transferred or assigned to
                                      the Depositor.
----------------------------------------------------------------------------------



Exceptions to Representation 20 (Servicing) and 22 (Escrows)

----------------------------------------------------------------------------------
ID#       Mortgage Loan(s)            Description of Exception
----------------------------------------------------------------------------------
59200     60 Wall Street              The Mortgage Loan and other companion A
                                      notes are being serviced under the COMM
                                      2007-C9 Pooling and Servicing Agreement and
                                      are subject to the 60 Wall Street A Notes
                                      Intercreditor Agreement. All borrower
                                      escrows and deposits were conveyed to the
                                      depositor, trustee and servicer under the
                                      COMM 2007-C9 Pooling and Servicing Agreement.
----------------------------------------------------------------------------------



Exceptions to Representation 23     (Insurance)

----------------------------------------------------------------------------------
ID#       Mortgage Loan(s)            Description of Exception
----------------------------------------------------------------------------------
n/a       All Mortgage Loans          Insurance policies are not issued nor
                                      required to be issued by an insurer that
                                      meets the requirements of the Pooling and
                                      Servicing Agreement.

----------------------------------------------------------------------------------
57760     Walgreens (Orlando)         Tenant is permitted to self-insure. No
58490     Walgreens Portfolio VI      representations are made regarding insurance.

----------------------------------------------------------------------------------
58725     St. Louis Hilton and Mike   Borrower is ground lessor and does not own
          Shannons                    property improvements. No representations
                                      are made regarding insurance.

----------------------------------------------------------------------------------
49788     Residence Inn - East        The loan documents contain limits on the
54853     Rutherford                  amount of terrorism liability coverage that
56238     Hilton Ontario              is required to be maintained.
56960     Monterey Beach Hotel &
57263     Resort
57697     Chandler Office Building
          Kawaihae Shopping Center
58121     9990 Empire Street (Hoist
58248     Fitness)
58672     Fairfield Inn - Orlando
58725     Mystic Marriott
          Courtyard - Gulf Shores
59200     St. Louis Hilton and Mike
          Shannons
          60 Wall Street

----------------------------------------------------------------------------------
59200     60 Wall Street              The Mortgage Loan is one of thirteen pari
                                      passu A notes. The related Mortgage,
                                      insurance policies and other collateral
                                      securing the Mortgage Loan have been
                                      assigned to the trustee under the COMM
                                      2007-C9 Pooling and Servicing Agreement. The
                                      borrower is required to maintain the
                                      insurance required under the DB lease.
                                      Satisfaction of the insurance terms under
                                      the lease is deemed satisfaction with the
                                      insurance provisions in the loan documents.
                                      The borrower insurance policy names the
                                      original lender, its successors and or
                                      assigns, and the tenant insurance policy
                                      names the original lender, the borrower and
                                      a borrower affiliates as holders of
                                      additional interests thereunder.

----------------------------------------------------------------------------------

Exceptions to Representation 28        (Due on Transfer), Representation
                                   36 (Existing subordinate mortgages and
                                   mezzanine debt) and Representation 38 (Future
                                   subordinate mortgages/unsecured debt)

--------------------------------------------------------------------------------
ID#     Mortgage Loan(s)            Description of Exception
--------------------------------------------------------------------------------
56797   9990 Empire Street (Hoist   Mezzanine financing secured by interests in
        Fitness)                    the applicable borrower is permitted,
57831   Commerce Corporate Plaza    provided the conditions in the applicable
59200   60 Wall Street              Mortgage Loan Agreement are satisfied.

--------------------------------------------------------------------------------
56836   Cornerstone Commerce Center Subordinate financing secured by interests in the related Mortgaged Property exists.

--------------------------------------------------------------------------------
57434   Residence Inn by Marriott   Subordinate unsecured financing is
        (East Rutherford)           permitted, provided the conditions in the
58121   Fairfield Inn - Orlando     applicable Mortgage Loan Agreement are
58248   Courtyard - Gulf Shores     satisfied.
58672   Mystic Marriott

--------------------------------------------------------------------------------


Exceptions to Representation 31     (Ground leases)

----------------------------------------------------------------------------------
ID#       Mortgage Loan(s)            Description of Exception
----------------------------------------------------------------------------------
53028     Albers Mill Building (Port  The ground lessor has not agreed in writing
          of Portland)                that the ground lease may not be amended or
57263     Kawaihae Shopping Center    terminated without lender's prior written
                                      consent.

----------------------------------------------------------------------------------
53028     Albers Mill Building (Port  A portion of the Mortgaged Property is
          of Portland)                subject to a ground lease that expires prior
                                      to 20 years following the Stated Maturity
                                      Date.

----------------------------------------------------------------------------------
53028     Albers Mill Building (Port  Ground lessor consent is required for
          of Portland)                assignment by lessee of ground lease.
53028     Albers Mill Building
          (Boardwalk)

----------------------------------------------------------------------------------
53028     Albers Mill Building (Port  Lender's rights to cure run concurrent with
          of Portland)                ground lessee.

----------------------------------------------------------------------------------
53028     Albers Mill Building (Port  Subleases require ground lessor consent.
          of Portland)

----------------------------------------------------------------------------------
53028     Albers Mill Building        Ground lease does not contain a provision as
          (Boardwalk)                 to ground lessee's quiet enjoyment.

----------------------------------------------------------------------------------
57263     Kawaihae Shopping Center    Condemnation proceeds are to be paid to
                                      ground lessor.

----------------------------------------------------------------------------------
53028     Albers Mill Building (Port  Ground lease does not contain a provision
          of Portland)                requiring lender consent of Lender prior to
53028     Albers Mill Building        termination or modification of ground lease
57263     (Boardwalk)                 as a result of any casualty or partial
57760     Kawaihae Shopping Center    condemnation.
          Walgreens (Orlando)
----------------------------------------------------------------------------------
53028     Albers Mill Building        Ground lessor has not agreed to enter into a
57760     (Boardwalk)                 new lease upon termination of the ground
          Walgreens (Orlando)         lease for any reason, including rejection of
                                      the ground lease in a bankruptcy proceeding.

----------------------------------------------------------------------------------


Exceptions to Representation 48     (Partial releases)

----------------------------------------------------------------------------------
ID#       Mortgage Loan(s)            Description of Exception
----------------------------------------------------------------------------------
56424     UC Self Storage             The Mortgage Loan Documents provide for a
56836     Cornerstone Commerce Center partial release of the Mortgaged Property
56979     Plaza 85 Business Park      upon certain conditions more fully set forth
57630     Regency Evansville          in the applicable Mortgage Loan Documents.
58146     Portfolio Charlotte
58456     Portfolio
58490     Cowan Industrial Park
          Walgreens Portfolio VI

----------------------------------------------------------------------------------


Exceptions to Representation 54     (Defeasance)

----------------------------------------------------------------------------------
ID#       Mortgage Loan(s)            Description of Exception
----------------------------------------------------------------------------------
53028     Albers Mill                 Defeasance may occur within two years
54853     Hilton Ontario              following the closing date of the
                                      securitization.

----------------------------------------------------------------------------------


                                   Exhibit D-1

 Form of Certificate of the Secretary or an Assistant Secretary of the Seller

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C5

         CERTIFICATE OF [ASSISTANT] SECRETARY OF CAPMARK FINANCE INC.

            I, _________________, hereby certify that I am a duly appointed ________________ Secretary of Capmark Finance Inc. (the "Corporation"), a California corporation, and further certify on behalf of the Corporation as follows:

            1. Attached hereto as Exhibit A are true and correct copies of the Certificate of Incorporation and By-Laws of the Corporation, which Certificate of Incorporation and By-Laws are, on the date hereof, and have been at all times since the formation of the Corporation, in full force and effect.

            2. Attached hereto as Exhibit B is a certificate of good standing of the Corporation issued by the Secretary of State of the State of California within thirty (30) days of the date hereof, and no event (including, without limitation, any act or omission on the part of the Corporation) has occurred since the date thereof which has affected the good standing of the Corporation under the laws of the State of California.

            3. The Board of Directors of the Corporation, by unanimous written consent dated __________, 20___ (the "Resolutions"), authorized, among other things, all actions necessary to consummate transactions of the type contemplated by the Mortgage Loan Purchase Agreement dated as of November 1, 2007 (the "Mortgage Loan Purchase Agreement"), between the Corporation and Credit Suisse First Boston Mortgage Securities Corp., and to execute and deliver documents and/or instruments such as the Mortgage Loan Purchase Agreement and the Indemnification Agreement referred to therein. Attached hereto as Exhibit C is a true and correct copy of such Resolutions. The Resolutions have not been amended, modified, annulled or revoked since they were adopted, and are in full force and effect as of the date hereof, and the instruments authorized in the Resolutions were executed pursuant thereto and in compliance therewith.

            4. Each person listed below is and has been the duly elected and qualified officer or authorized signatory of the Corporation and his genuine signature is set forth opposite his name.

                          Name             Office            Signature
                  -------------------   -------------    --------------------

                                                         --------------------

                                                         --------------------

            Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Mortgage Loan Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the undersigned has executed this certificate as of November _____, 2007.

                                       By:____________________________________
                                          Name:
                                          Title: [Assistant] Secretary

                                    Exhibit E

        Certificate of Incorporation and By-laws of Capmark Finance Inc.

                                 [see attached]

                                    Exhibit F

              Certificate of Good Standing of Capmark Finance Inc.

                                 [see attached]

                                    Exhibit G

                       Resolutions of Capmark Finance Inc.

                                 [see attached]

                                    Exhibit H

                        Form of Certificate of the Seller

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C5

                       CERTIFICATE OF CAPMARK FINANCE INC.

            In connection with the execution and delivery by Capmark Finance Inc. ("Capmark") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of November 1, 2007 (the "Mortgage Loan Purchase Agreement"), between Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"), as purchaser, and Capmark, as seller, and that certain Indemnification Agreement dated as of November 1, 2007 (the "Indemnification Agreement" and, together with the Mortgage Loan Purchase Agreement, the "Agreements"), between Capmark, the Depositor, Credit Suisse Securities (USA) LLC (both in its capacity as an Underwriter and in its capacity as Initial Purchaser) and the other Underwriters, the undersigned hereby certifies on behalf of Capmark that (i) the representations and warranties of Capmark in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of any particular representation or warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, as of such other date provided for in such representation or warranty) with the same effect as if made on the date hereof; provided, however, that in the case of the representations and warranties set forth in Exhibit C to the Mortgage Loan Purchase Agreement, such representations and warranties are subject to the exceptions set forth in Schedule C-1 thereto and Section 19 thereof; and (ii) Capmark has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

            Certified this day of November, 2007.

                                       CAPMARK FINANCE INC.

                                       By:____________________________________
                                          Name:
                                          Title: